UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of earliest event reported: February 28, 2005

Commission File Number	Exact name of registrants as specified in their charters, State of Organization, address of principal executive offices and registrants' telephone number	IRS Employer Identification Number

33-87902	ESI TRACTEBEL FUNDING CORP. (a Delaware corporation)	04-3255377
33-87902-02	NORTHEAST ENERGY ASSOCIATES, A LIMITED PARTNERSHIP (a Massachusetts limited partnership)	04-2955642
33-87902-01	NORTH JERSEY ENERGY ASSOCIATES, A LIMITED PARTNERSHIP (a New Jersey limited partnership)	04-2955646
333-52397	ESI TRACTEBEL ACQUISITION CORP. (a Delaware corporation)	65-0827005
333-52397-01	NORTHEAST ENERGY, LP (a Delaware limited partnership)	65-0811248
c/o FPL Energy, LLC 700 Universe Boulevard Juno Beach, Florida 33408 (561) 691-7171
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations.
Item 1.01 Entry into a Material Definitive Agreement.

Reference is made to Item 1. Business and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations (Management's Discussion) - Results of Operations in the combined Form 10-K of the registrants for the year ended December 31, 2003, and to Item 2. Management's Discussion - Results of Operations and Item 5. Other Information in the Quarterly Report on Form 10-Q for the period ended September 30, 2004 for the registrants.

On February 28, 2005, the amended and restated power purchase agreements among Northeast Energy Associates (NEA) as seller, and Boston Edison Company and Commonwealth Electric Company as utility purchasers became effective. The amended and restated agreements provide for, among other things, NEA obtaining the right to source power from the wholesale market in addition to sourcing power from NEA's facility. The amended and restated power purchase agreements are included in an exhibit filed with this Form 8-K.

As a result of the restructuring, NEA is undertaking a number of related transactions. On March 2, 2005, the gas purchase and supply agreement between NEA and ProGas Limited was terminated by agreement (NEA Termination Agreement). Under the terms of the NEA Termination Agreement, NEA will continue to purchase 12,507 mmbtu/day through October 31, 2005 at a fixed price and the fuel supplier will pay NEA $25.0 million on November 1, 2005. The NEA Termination Agreement is filed as an exhibit with this Form 8-K.

Also on February 28, 2005, NEA terminated its long-term gas supply agreements with FPL Energy Power Marketing, Inc. (PMI) and Tractebel Energy Marketing, Inc. (TEMI), which had been effective since September 2003 and January 2004, and replaced them with two long-term gas supply agreements with PMI and TEMI effective March 31, 2005 that will enable NEA to purchase sufficient fuel for production.

NEA and New England Power Company terminated the remaining power purchase agreement effective February 28, 2005. The terminated agreement had covered approximately 8% of NEA's output up to 25 megawatts. The termination of this power purchase agreement will result in the recognition of a $2.4 million loss representing the current net book value of the agreement.

As a result of the amended and restated power purchase agreements, NEA no longer operates as a qualifying facility under the Public Utility Regulatory Policies Act of 1978, as amended, but has electric wholesale generator status, as defined under the Public Utility Holding Company Act of 1935, as amended.

On February 28, 2005, North Jersey Energy Associates terminated its two off-peak power purchase contracts with PMI and TEMI, which had been entered into effective January 2004, each of which provided for the purchase of up to 125 mw per off-peak hour at a fixed price to supply power to Jersey Central Power & Light Company.

Item 1.02 Termination of a Material Definitive Agreement.
See Item 1.01 above for a discussion of the termination of certain agreements.
Section 9 - Financial Statements and Exhibits.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
10(a)

Bellingham Execution Agreement dated August 19, 2004 between Boston Edison Company (BECo) and Commonwealth Edison Company (CECo) and NEA, including Amended and Restated Power Purchase Agreements dated as of August 19, 2004 by and between BECo and NEA, and Amended and Restated Power Purchase Agreements dated as of August 19, 2004 by and between CECo and NEA

10(b)	Termination Agreement dated January 14, 2005 between ProGas Limited and NEA

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

NORTHEAST ENERGY ASSOCIATES, A LIMITED PARTNERSHIP
(ESI Northeast Energy GP, Inc. as Administrative General Partner)
NORTH JERSEY ENERGY ASSOCIATES, A LIMITED PARTNERSHIP
(ESI Northeast Energy GP, Inc. as Administrative General Partner)
NORTHEAST ENERGY, LP
(ESI Northeast Energy GP, Inc. as Administrative General Partner)
ESI TRACTEBEL FUNDING CORP.
ESI TRACTEBEL ACQUISITION CORP.
(Registrants)

Date: March 4, 2005

MARK R. SORENSEN

Mark R. Sorensen
Vice President and Treasurer of ESI Northeast Energy GP, Inc.
Treasurer of ESI Tractebel Funding Corp.
Treasurer of ESI Tractebel Acquisition Corp.
(Principal Financial and Principal Accounting Officer of the Registrants)